                                                                     Exhibit 5.1

                  [LETTERHEAD OF ALSTON & BIRD APPEARS HERE]

                                                                December 10,1996

Premiere Technologies, Inc.
3399 Peachtree Road, N.E.
The Lenox Building, Suite 400
Atlanta, Georgia  30326

       Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

       We have acted as counsel to Premiere Technologies, Inc. (the "Company") in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, covering the offering of up to 5,787,240 shares of the Company's common stock, $.01 par value per share (the "Common Stock") that may be issued pursuant to certain Director Stock Purchase Warrants, Amended and Restated Executive Employment and Incentive Option Agreements and Amended and Restated Employment and Incentive Option Agreement, and pursuant to the Company's 1995 Stock Plan (collectively, the "Shares"). This opinion is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K. In connection therewith, we have examined such corporate records, certificates of public officials and other documents and records as we have considered necessary or proper for the purpose of this opinion.

       This opinion is limited by and is in accordance with, the January 1, 1992 edition of the Interpretive Standards Applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia.

       Based upon the foregoing, and having regard to legal considerations which we deem relevant, it is our opinion that the Shares covered by the Registration Statement, will, when issued and delivered, be legally issued, fully paid and nonassessable.

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement.

                              Sincerely,

                              ALSTON & BIRD


                              By:  /s/ Jeffrey A. Allred
                                 -----------------------
                                   Jeffrey A. Allred